UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2016

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000

Plano, Texas

75024

(Address of principal executive offices)

(Zip Code)

(469) 250-5500

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2016, Tammy K. Jones was appointed to the board of directors (the “Board”) of Monogram Residential Trust, Inc. (the “Company”) effective April 1, 2016. In connection with Ms. Jones’ appointment, the size of the Board was increased from nine to ten.  Information regarding Ms. Jones is provided below.

Tammy K. Jones, 50, will serve as one of our independent directors.  Since 2009, Ms. Jones has served as both Principal and President of Basis Investment Group (“Basis”), a multi-strategy commercial real estate investment platform she founded with JEMB Realty Corporation that acquires and originates a variety of senior and subordinated loans, preferred equity and joint venture equity positions on behalf of its investors.   Under her leadership, Basis has succeeded in closing nearly $2.5 billion in commercial real estate debt and structured equity related investments across the United States. Prior to joining Basis, Ms. Jones worked at CWCapital LLC (“CW”) from 2004 to 2009, serving as head of CW’s fixed and floating rate Capital Markets Lending Division and closing approximately $6 billion in investments.  Between 1997 and 2004, Ms. Jones was a Senior Vice President of Commercial Capital Initiatives, Inc., a GMACCM subsidiary (now Berkadia) (“GMAC”) and part of the leadership team responsible for creating GMAC’s Capital Markets lending division.  Prior to her seven years with GMAC, she held various positions on the equity and asset management side of the business at commercial real estate investment companies including Equitable Real Estate and AMRESCO Management, Inc.

Ms. Jones currently sits on the Board of Directors for the Real Estate Executive Council and is also a board member and Treasurer of The New Agenda, a leadership organization for women, and a member of the President’s Council of Cornell Women.  Ms. Jones holds a BA in Economics from Cornell University and an MBA with a concentration in Real Estate Finance from Georgia State University.

Our Board has determined that Ms. Jones will serve as an independent director, within the meaning of the New York Stock Exchange listing standards. Ms. Jones will be entitled to receive standard compensation provided to our non-employee directors.  For more information regarding the compensation payable to our non-employee directors, please see the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2015.

In connection with her service on the Board, Ms. Jones will enter into an Indemnification Agreement with the Company, substantially in the same form previously filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2015.

Item 7.01.             Regulation FD Disclosure.

On March 28, 2016, the Company announced that Ms. Jones had been appointed to the Board, effective April 1, 2016. A copy of that press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

March 28, 2016	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 28, 2016